UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2017

V.F. CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5256	23-1180120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)
105 Corporate Center Boulevard
Greensboro, North Carolina 27408
(Address of Principal Executive Offices)

(336) 424-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.  Regulation FD Disclosure.

On August 11, 2017, V. F. Corporation (the “Company”) and Williamson-Dickie Holding Co. (“Williamson-Dickie”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company has agreed to acquire Williamson-Dickie for approximately $820 million in cash.

The consummation of the transaction contemplated by the Merger Agreement is subject to certain specified closing conditions, including the receipt of certain regulatory approvals and other customary closing conditions. Subject to the satisfaction or waiver of the specified closing conditions and the other terms and conditions contained in the Merger Agreement, the transaction is expected to close early in the fourth quarter of 2017.

The Company issued a press release, dated August 14, 2017, announcing the execution of the Merger Agreement and updating its 2017 outlook and long-term financial targets. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued by V.F. Corporation, dated August 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION
(Registrant)

		By:	/s/ Scott A. Roe
Scott A. Roe
Vice President and Chief Financial Officer
Date:	August 14, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by V.F. Corporation, dated August 14, 2017.